Exhibit 10.5

Consigned Management and Technology Service Agreement

by and among

Beijing Ruijieao Bio-Technology Ltd.

NeoStem (China), Inc.

and

The Shareholder of Beijing Ruijieao Bio-Technology Ltd.

June 1, 2009

Consigned Management and Technology Service Agreement

Consigned Management and Technology Service Agreement

This Consigned Management and Technology Service Agreement (“this Agreement”) is entered into on June 1, 2009 between the following Parties:

(1)
Beijing Ruijieao Bio-Technology Ltd. (“Party A”) is a limited liability company, duly incorporated in in Beijing City, People’s Republic of China (“PRC”) whose legal address is: Room 2007 20/F, Qingyundangdai Building, No.9 Mantingfangyuan Community, Qingyun Li, Haidian District, Beijing City.

(2)
NeoStem (China), Inc. (“Party B”), is a wholly foreign owned enterprise (“WFOE”) and duly incorporated under PRC Laws, whose registered address is Room 0425A, Building C, No.6 XiangGangZhong Road, Shinan District, Qingdao City.

(3)	Sole shareholder of Beijing Ruijieao Bio-Technology Ltd. (the “Shareholder”)

Name of the Shareholder	Shareholding Ratio （%）	ID Card No.	Contact Address
Fu Wenyuan	100		No.27 Shandabei Road, Licheng District, Ji’nan City

(Party A, Party B and the Shareholder are referred to collectively in this agreement as the “Parties” or “the Parties”, and individually as “a Party” or “each Party”.)

WHEREAS:

(1)	Party A’s business scope is as follows: technology development, technology transfer, technology consultation and technology service;

(2)
Party B’s business scope is the research & development, transfer and technological consultation service of biotech technology, regenerative medical technology and anti-aging technology (excluding the development or application of human stem cell, gene diagnosis and treatment technologies); consultation of economic information; import, export and sales of machines and equipments (the import and export do not involve the goods specifically stipulated in/by state-operated trade, import & export quota license, export quota bidding, export permit, etc.) (The aforesaid business scope should be operated with relevant permits if such permits are required);

Consigned Management and Technology Service Agreement

(3)
The Parties agree that, Party A consigns Party B to manage all its business and human resources, etc., and engages Party B to provide technology services such as the update and maintenance of internal software and hardware, technology training and technology support;

(4)	The Shareholder holds 100% of equity interests of Party A.

NOW THEREFORE, the Parties hereby agree through friendly negotiation as follows:

Article 1 Definition

1.1 “PRC” refers to the People’s Republic of China, for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province；
1.2 “PRC Laws” refers to all PRC laws, administrative regulations and government rules in effect;
1.3 “RMB” refers to the legal currency within the PRC;
1.4 “Party A Staff” refers to the senior management staff of Party A and the manager of each plant;
1.5 “Consigned Management and Technology Service Fee” or “Consideration” refers to the consideration as defined in Article 3.1 and paid to Party B by Party A.

Article 2 Contents of Consigned Management and Technology Services

2.1 Contents of Consigned Management Services

2.1.1 Business Management Services

2.1.1.1 Target

Provide services on management and staff training so as to enhance the professional management and eventually promote economic achievement of Party A.

2.1.1.2 Contents

(1) Training to Party A Staff
A. Latest biotech industry knowledge training
B. Related operating methods and skills training
C. Preserve and maintenance of equipments training
D. Management principals and skills training

(2) Business Management
A. Procedure management

Consigned Management and Technology Service Agreement

B. Operation and technology management
C. Equipment management
D. Field management
E. Quality management
F. Sales and Marketing management
G. Service management

2.1.2 Advertising and Development Services

2.1.2.1 Target

Improve the economic benefits of the Company, ensure the healthy development of the Company, improve the fame of the Company, establish the image of the Company, gain the good reputation, contribute to the public welfare, and expand the popularity of the Company.

2.1.2.2 Contents of Service

(1) Advertising Services
A. Products planning
B. Price planning
E. Sales planning
F. Advertising planning
G. Marketing planning
H. Promotion planning
I. Public relation planning
J. Brand planning
K. Corporate image planning

(2) Development Services
A.	Conduct research on the market and provide suggestions on the selection of location and layout of new businesses;
B.	Conduct research on the impressions of customers, and provide suggestions for perfection of customer services in accordance with the results of that research.
C.	Conduct research on the potential cooperative partners, and provide suggestions for business expansion and cooperation development in accordance with the results of that research.

2.1.3 Human Resources Management Services

2.1.3.1	Target: Achieve the proper distribution of human resources, maintain the stability of the management team, and stimulate the employees to positively work so as to increase the economic achievement.

Consigned Management and Technology Service Agreement

2.1.3.2 Contents of Service

(1)	Recommend and nominate the candidates of senior management staff of Party A, and Party A shall appoint such candidates in accordance with the requirement of the position;
(2)	Facilitate to perfect the organizational structure to improve the effects of the management;
(3)	Establish the labor management system for Party A, including, but without limitation, employment policies, training, systems of leaves and vocations, overtime working, resignation, demission and etc.;
(4)	Complete the employees’ salary system including its senior management staff;
(5)	Facilitate to complete the working effectiveness assessment system of the employees and perfect the salary incentive system;
(6)	Provide training of labor management in the human resources department of Party A;
(7)	Provide consultancy services to Party A in relation to the labor policies and social insurance;
(8)	Facilitate Party A to standardize the management of human resources and establishment of related system.

2.1.4 Internal Control Services

Party B shall assist Party A to establish internal control system and provide the proper suggestions on the following systems:

(1) Rules for stamp usage
(2) Rules for receipts and checks
(3) Rules of budgeting management
(4) Assets management system
(5) Quality management system
(6) Authorization and agency system

2.2 Contents of Technology Services

2.2.1
Select, purchase and update the proper software in accordance with practical requirements of Party A with respect to human resources and business management, etc., and conduct training on the use of such software, and provide relevant consulting services.

2.2.2	Assist with other related systems and software in accordance with the specific requirements of Party A, and the relative costs shall be borne by Party A.

Consigned Management and Technology Service Agreement

2.2.3
 If necessary, seek qualified network service companies to provide services to Party A with respect to its application for the domain name and design of website, assist Party A in communication with the network service company on matters relating to the domain name and website.

2.2.4	Assist with the computers, server and other facilities in accordance with the requirements of Party A.

2.2.5	Make periodic maintenance and necessary update on hardware facilities in accordance with the requirements of Party A.

2.2.6	Conduct technology training of the technical employees of Party A.

(1)	Conduct training to Party A for the operation of technologies with regard to latest bio-technologies, regenerative medical technologies, anti-aging technologies, etc.
(2)	Conduct training to Party A with regard to research and development of relevant technologies.
(3)	Strengthen the training of Party A’s staff to use new apparatus and equipments, quickly apply the new equipments into research and operation, and improve the capacity and efficiency.

2.2.7	In the event of occurrence of technical problems of Party A, Party B shall designate relevant staff to perform on-site research for assisting Party A to resolve such problems if necessary.

2.2.8
Party B shall be the sole and exclusive owner of all rights, title, interests and intellectual property rights arising from the performance of this Agreement (including but not limited to, any copyrights, patent, know-how, commercial secrets and otherwise), regardless developed independently by Party B or by Party A based on Party B’s intellectual property or by Party B based on Party A’s intellectual property. Party A shall not claim against Party B on any rights, ownership, interests or intellectual property.

If such development is conducted on the basis of Party A’s intellectual property, Party A shall ensure that such intellectual property is clear and free from any lien or encumbrance or license, or Party A shall indemnify Party B any and all damages incurred thereby. In case Party B shall be liable to any third party by reason thereof, Party B shall be compensated in full by Party A as long as Party B has compensated the third party.

Consigned Management and Technology Service Agreement

Article 3 Consigned Management and Technology Service Fee

3.1 Party A shall pay the Consigned Management and Technology Service Fee, equal to 51-90 % of its total annual after-tax profit on a yearly basis as the Consideration of services provided Party B as set forth in Article 2 hereunder.

3.2 Party A shall pay to Party B the year’s Consigned Management and Technology Service Fee before each calendar day of December 31st.

3.3 Whereas the daily business operations of Party A shall bear a material impact on its capacity to make the payments due to Party B, the Shareholders of Party A jointly agree that they will immediately and unconditionally pay or transfer to Party B any bonus, dividends or any other incomes or benefits (regardless of the forms) obtained from Party A as the shareholders of Party A at the time when such payables occur and provide all necessary documents or take all necessary actions required by Party B to realize such payment or transfer .

3.4 Party B shall be entitled to request Party A in writing to adjust the Consideration in accordance with the quantity and quality of the consigned services. The Parties shall positively negotiate with each other in respect of the Consigned Management and Technology Service Fee, and Party A shall agree with such adjustment.

Article 4 Warranties and Undertakings by Party A

4.1 Within the term of this Agreement, Party B shall be the entity exclusively consigned by Party A to provide the services as set forth in Article 2 hereunder, and Party A shall not consign any other entities to provide to Party A any services same as or similar with those services provided in Article 2 hereunder.

4.2 Without the prior written consent by Party B, Party A shall not change its business target.

4.3 Without the prior written consent by Party B, Party A shall not change its rules and policies regarding the business operation, management, human resources and finance.

4.4 Without the prior written consent by Party B, Party A shall not change its internal control system.

4.5 Without the prior written consent by Party B, Party A shall not change its internal organization.

4.6 Without the prior written consent by Party B, Party A shall not replace any senior management staff itself.

4.7 Party A shall provide Party B information regarding the business operation, management and finance of Party A.

Consigned Management and Technology Service Agreement

4.8 Party A shall promptly and proactively notify Party B of any matters that adversely affect Party A.

4.9 Party A shall give full cooperation to Party B, and provide assistance and convenience to Party B for its on-site working, and shall not hinder Party B to provide services as set forth in Article 2 hereunder.

4.10 Party A shall promptly make full payment of Consigned Management and Technology Service Fee to Party B in accordance with the provisions hereunder.

4.11Without the prior written consent by Party B, Party A shall not take any action that would materially affect Party B’s rights and interests hereunder.

Article 5 Warrants and Undertakings by Party B

5.1 Party B shall take advantage of its capacity and resources to provide the services as stipulated in Article 2 hereunder.

5.2 Party B shall timely adjust and improve the services in accordance with the practical request from Party A.

5.3 In the event that Party B proposes to provide services to any other entities engaged in similar business as Party A, it shall give prior notice to Party A and strictly keep the confidential information obtained during the course of providing services to Party A .

5.4 Party B shall accept any reasonable suggestions from Party A during the course of providing services to Party A.

Article 6 Guaranty for this Agreement

6.1 To secure the performance of the obligations assumed by Party A hereunder, Shareholder agree to pledge all their equity interests in Party A to Party B, and the Parties agree to execute the Equity Pledge Agreement with respect thereto.

Article 7 Taxes and Expenses

7.1 The Parties shall pay, in accordance with relevant PRC laws and regulations, their respective taxes and fees arising from the execution and performance of this Agreement.

Article 8 Assignment of the Agreement

8.1 Party A shall not transfer part or all its rights and obligations under this Agreement to any third party without the prior written consent of Party B.

Consigned Management and Technology Service Agreement

8.2 The Parties agree that Party B shall be entitled to transfer, at its own discretion, any or all of its rights and obligations under this Agreement to any third party upon a six (6) –day written notice to Party A.

Article 9 Liability of Breach

9.1 If Party A fails to duly pay the Consigned Management and Technology Service Fee in accordance with the provisions of Article 3 hereunder, then Party A shall pay the liquidated damage per day equal to 0.03% of the unpaid Consideration which falls due; if any delay of payment amounts to sixty (60) days, then Party B shall be entitled to exercise the right of pledge under the Equity Pledge Agreement.

9.2 If Party A violates its representations and warranties hereunder and fails to redress such violation within sixty (60) days upon receipt of written notice from Party B, Party B shall be entitled to exercise the right of pledge under the Equity Pledge Agreement.

9.3 If Party B is in non-performance, or incomplete performance of this Agreement, or is otherwise in default of any of its representations and warranties hereunder, Party A shall be entitled to request Party B to redress its default.

Article 10 Effect, Modification and Cancellation

10.1 This Agreement shall take effect on the day of execution hereof, and the valid term hereof shall be expired upon the day of completion of the acquisition of all or the substantial part of assets or the equity of Party A by Party B or its designated third party.

10.2 The modification of this Agreement shall not be effective without written agreement of the Parties through negotiation. If the Parties could not reach an agreement, this Agreement remains effective.

10.3 This Agreement shall not be discharged or canceled without written agreement of the Parties through negotiation, provided Party B may, by giving a thirty (30)-day prior notice to the other Parties hereto, terminate this Agreement.

Article 11 Confidentiality

11.1 Any information, documents, data and all other materials (herein “Confidential Information”) arising out of the negotiation, signing, content and implementing of this Agreement, shall be kept in strict confidentiality by the Parties. Without the written approval by the other Parties, none of the Parties shall disclose to any third party any confidential information, but the following shall not be considered to be “confidential information”:

Consigned Management and Technology Service Agreement

(1) The materials that are known by the general public (but not include the materials disclosed by a Party receiving the materials in breach of this Agreement);
(2) The materials required to be disclosed subject to the applicable laws or the rules or provisions of any stock exchange; or
(3) The materials disclosed by each Party to its legal or financial consultants relating the transactions under this Agreement, provided the legal or financial consultants shall comply with the confidentiality set forth in this Section. The disclosure of the Confidential Information by staff or employed institution of any Party shall be deemed as the disclosure of Confidential Information by such Party, and such Party shall bear the liabilities for breaching the contract.

11.2 If this Agreement is terminated or becomes invalid or unenforceable, the validity and enforceability of Article 11 shall not be affected or impaired.

Article 12 Force Majeure

12.1 “Force Majeure” refers to any event that could not be foreseen, and could not be avoided and overcome, which includes among other things, but without limitation, acts of nature (such as earthquake, flood or fire), governmental acts, strikes or riots.

12.2 If an event of force majeure occurs, any of the Parties who is prevented from performing its obligations under this Agreement by an event of force majeure shall notify the other Party without delay and within fifteen (15) days of the event provide detailed information about and notarized documents evidencing the event and take appropriate means to minimize or remove the negative effects of force majeure on the other Parties, and shall not assume the liabilities for breaching this Agreement. The Parties shall keep on performing this Agreement after the event of force majeure disappears.

Article 13 Governing Law and Dispute Resolution

13.1 The effectiveness, interpretation, implementation and dispute-resolution related to this Agreement shall be governed under the PRC Laws.

13.2 Any dispute arising out of this Agreement shall be resolved by the Parties through friendly negotiation. If the Parties could not reach an agreement within thirty (30) days since the dispute is brought forward, each Party may submit the dispute to Qingdao Arbitration Commission for arbitration under its applicable rules. The arbitration award should be final and binding upon the Parties.

13.3 During the process of dispute-resolution, the Parties shall continue to perform other terms under this Agreement, except for provisions subject to dispute resolution.

Consigned Management and Technology Service Agreement

Article 14 Miscellaneous

14.1 The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

14.2 This Agreement shall bind and benefit the successor of each Party and the transferee permitted hereunder with the same rights and obligations as if such successor or transferee were an original party hereof.

14.3 Any notice required to be given or delivered to the Parties hereunder shall be in writing and delivered to the address as indicated below or such other address or as such party may designate, in writing, from time to time. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: five (5) business days after deposit in the mail; (2) personal delivery and fax: the next business day after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery:
Party A:
Contact person: Fu Wenyuan
Address:	Room 2007 20/F, Qingyundangdai Building, No.9 Mantingfangyuan Community, Qingyun Li, Haidian District, Beijing City.
Tel:
Fax:

Party B:
Contact person:  Robin Smith
Address:
Tel:
Fax:

The Shareholder
Contact person: Fu Wenyuan
Address: No.27 Shandabei Road, Licheng District, Ji’nan City
Tel:
Fax:

14.4 This Agreement is executed in three (3) originals with each Party holding one original, and each of the originals shall be equally valid and authentic.

Consigned Management and Technology Service Agreement

14.5 Whenever the consent of Party B is required under this Agreement, such consent shall not be effective unless such consent is also provided by either the sole shareholder, or the Executive Director, of Party B.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Party A    Beijing Ruijieao Bio-Technology Ltd.
Legal Representative: Fu Wenyuan
Signature and Company seal:
/s/ Fu Wenyuan

Party B    NeoStem (China), Inc.
Legal Representative: Robin Smith
Signature and Company Seal:
 /s/ Robin Smith

The Shareholder of Beijing Ruijieao Bio-Technology Ltd.

Name of the Shareholder	Signature

Fu Wenyuan	/s/ Fu Wenyuan